Exhibit 99.1

ASCENT CAPITAL GROUP TO PRESENT AT

THE IMPERIAL CAPITAL GLOBAL OPPORTUNITIES CONFERENCE

ENGLEWOOD, Colo. — September 9, 2013 — Ascent Capital Group Inc. (Nasdaq: ASCMA) announced today that it will present to the attendees of the Imperial Capital Global Opportunities Conference, being held on September 19, 2013 at the Waldorf Astoria in New York, NY at 10:30 am EST. Bill Fitzgerald, Chief Executive Officer of Ascent and Michael Meyers, Chief Financial Officer of Ascent Capital Group and its subsidiary Monitronics International, Inc., will speak at the conference. During the presentation, Messrs.’ Fitzgerald and Meyers may make observations regarding the financial performance and outlook of both Ascent and Monitronics.

During the event, a webcast of management`s presentation will be made available on the Ascent investor relations website at http://ascentcapitalgroupinc.com/Investor-Relations.aspx. The webcast will also be archived and available for replay for 30 days after the event.

About Ascent Capital Group, Inc.

Ascent is a holding company and owns 100 percent of its operating subsidiary, Monitronics International Inc., one of the nation’s largest, fastest-growing home security alarm monitoring companies, headquartered in Dallas, TX, and certain former subsidiaries of Ascent Media Group, LLC.

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Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com